                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan of Geron Corporation of our report dated February 13, 1998 with respect to the financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP

                                        /s/ Ernst & Young LLP



Palo Alto, California
January 26, 1999